Exhibit 10.44

CONNECTM TECHNOLOGY SOLUTIONS, INC.

(A Delaware Corporation)

CREDIT AGREEMENT

February 18, 2022

ConnectM Technology Solutions, Inc., a Delaware corporation (the “Corporation”), and the Persons (as defined below) listed on Schedule I hereto (collectively, the “Lenders” and each, individually, a “Lender”) hereby agree as follows:

Section 1: Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)	“Act” shall mean the Delaware General Corporation Law, as amended.
(b)

“Affiliate” shall mean, with respect to any person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this Agreement, “control” shall mean the possession of the power to cause the direction of the management and policies of a party, whether through ownership of more than fifty percent (50%) of the outstanding voting securities of such party, by contract or otherwise.

(c)	“Agreement” shall mean this Credit Agreement.
(d)	“Closing(s)” shall have the meaning ascribed to it in Section 3(a).
(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.
(f)	“Common Stock” shall mean the Corporation’s Common Stock, $0.0001 par value per share.
(g)	“Corporation” shall have the meaning ascribed to it in the Preamble.
(h)	“Event of Default” shall have the meaning ascribed to it in the Security Agreement.
(i)	“Director(s)” shall mean the “Directors” of the Corporation within the meaning of the Act.
(j)	“Indebtedness” shall mean all obligations of the Corporation for borrowed money, including without limitation any guaranty or obligation to pay the obligations of any third party for borrowed money.
(k)	“Lender(s)” shall have the meaning ascribed to it in the Preamble.
(l)

“Lien” means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention, or capital lease.

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( )	“Maturity Date” shall mean February __, 202_.
(a)	“Note(s)” shall have the meaning ascribed to it in Section 2(a).
(b)

“Offering Termination Date” shall mean the earliest to occur of (i) the date upon which the Corporation shall have issued Notes in aggregate original principal amount of $3,000,000.00, or (ii) February __, 2022, subject to extension by up to 30 days by the Corporation in its reasonable discretion.

(c)

“Permitted Liens” mean (i) Liens, other than those described in clauses (ii) through (xv) of this definition, to secure Indebtedness, including any extensions and renewals thereof, having an aggregate principal amount of no greater than $3,000,000.00 and approved by the directors of the Corporation, (ii) Liens in favor of any of the Lender(s), (iii) Liens arising as a matter of law for taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture, (iv) statutory Liens, such as inchoate mechanics’, inchoate materialmen’s, landlord’s, warehousemen’s, and carriers’ liens, and other similar liens, other than those described in clause (a) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture, (v) Purchase money liens or capital lease arrangements, (vi) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (vii) Liens to secure the performance of tenders, statutory obligations, surety and appeal bonds, completion bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (other than obligations for borrowed money), (viii) Liens granted to suppliers in the ordinary course of business covering only materials acquired from such supplier; (ix) any interest or title of a lessor or sublessor, licensor or sublicensor under any lease or license permitted hereunder; (x) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (xi) non-exclusive licenses or sublicenses of intellectual property granted by Borrower or its Subsidiaries in the ordinary course of business; (xii) Liens consisting of judgment or judicial attachment liens not giving rise to an Event of Default; (xii) Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure premiums payable thereunder; (xiii) Liens consisting of security deposits in connection with leases, subleases, sublicenses, use and occupancy agreements, utility services and similar transactions entered into in the ordinary course of business and not required as a result of any breach of any agreement or default in payment of any obligation; (xiv) Liens to secure seller financing in connection with the acquisition by the Corporation and/or its subsidiaries of the assets or capital securities of another entity as part of a strategic acquisition approved by the directors of the Corporation and (xv) Liens existing as of the date hereof.

(d)

“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

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(e)

“Qualified Public Offering” shall mean the completion of a fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offering or sale by the Corporation of its equity securities.

(f)

“Sale” shall mean a (i) merger, exchange, recapitalization or reorganization effected in a single transaction or series of related transactions in which the shareholders of the Corporation prior to the transaction do not own more than 50% of the capital securities after such merger, recapitalization or reorganization, (ii) sale, lease, exclusive license, or transfer of all or substantially all of the Corporation’s assets, in any single transaction or series of related transactions, (iii) sale of 50% or more of the Corporation’s outstanding capital securities in any single transaction or series of related transactions other than to venture capital or corporate sponsored private equity fund investors, or (iv) any other change of control (except as a result of one or more venture capital or corporate sponsored private equity fund financings).

(g)	“Securities” shall have the meaning ascribed to it in Section 9.
(h)	“Securities Act” shall mean the Securities Act of 1933, as amended.
(i)	“Security Agreement” shall mean that certain Security and Intercreditor Agreement dated as of the date hereof, by and among the Corporation the Lenders.
(j)	“Transaction Documents” shall have the meaning ascribed to it in Section 5(a)(i).
(k)	“Warrant(s)” shall have the meaning ascribed to it in Section 4. Section 2: Terms of Notes; Payments.
(a)

The Notes. The Corporation has authorized the issuance and sale to the Lenders, in the respective amounts set forth on Schedule I attached hereto and in accordance with the terms hereof, of the Corporation’s Secured Promissory Notes in the original aggregate principal amount of up to $3,000,000.00 (collectively, the “Notes” and each, individually, a “Note”, which terms shall also include any note delivered in exchange or replacement therefor), subject to increase by the Corporation in its reasonable discretion. Each Note will be substantially in the form set forth in Exhibit A attached hereto. Except as otherwise provided in this Agreement or the Notes, the entire unpaid principal amount of the Notes, together with the accrued but unpaid interest thereon shall be due and payable on the Maturity Date.

(b)

Interest. The Notes shall accrue interest at an annual rate of nine and one quarter of one percent (9.25%) of the principal amount thereof. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, but shall accrue and be payable on the actual number of days elapsed. Upon the occurrence and during the continuance of any Event of Default, the Notes shall accrue interest at an annual rate of ten percent (12.0%) of the principal amount thereof.

(c)

Assignment; Transfer. The Lenders shall not sell, assign, transfer, pledge, hypothecate or dispose of, by gift or otherwise, all or any part of the Notes or any of its rights or obligations hereunder or thereunder, whether voluntarily, by operation of law, or otherwise, without the prior written consent of the Corporation; provided that any Lender may sell, assign, transfer, pledge, hypothecate or dispose of, by gift or otherwise all or

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any part of the Notes to any of its Affiliates, so long as (i) such transfer shall not result in a violation of any state or federal securities laws and (ii) the Lender shall, if requested by the Corporation, have delivered to the Corporation an opinion of counsel reasonably satisfactory to the Corporation and its counsel as to clause (i) hereof. Subject to the foregoing, the rights and obligations of the Corporation and the Lender under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

Section 3: Purchase and Sale of the Notes.

(a)

The Closings. The Corporation agrees to issue and sell to the Lenders, and, subject to and in reliance upon the representations, warranties, terms and conditions contained herein, each Lender, severally and not jointly, agrees to purchase the Notes in the amounts and on the dates set forth opposite such Lender’s name on Schedule I hereto for the aggregate purchase price set forth therein. The purchase and sale of Notes shall take place at a series of closings (each a “Closing”) to be held at the offices of Bartlett Hackett Feinberg PC, 155 Federal Street, Ninth Floor, Boston, MA 02110 (or such other place as shall be mutually agreed upon); provided, however, that (i) each such Closing shall occur on or before the Offering Termination Date and (ii) the aggregate principal amount of the Notes sold at all Closings shall not exceed $5,000,000.00, subject to increase by the Corporation in its reasonable discretion. The Corporation and the Lenders further agree that in connection with each Closing, the Corporation shall amend this Agreement, including without limitation Schedule I hereof, solely to provide for the issuance of additional Notes to the Lenders taking part in such Closing under the terms and conditions of this Agreement and such Lenders shall become parties to this Agreement as amended by executing appropriate signature pages hereto, which pages shall constitute counterparts hereof.

(b)

Delivery. At each Closing: (i) each Lender participating in such Closing shall deliver to the Corporation a certified check or wire transfer of immediately available funds in payment of the purchase price for the Notes to be purchased by such Lender; (ii) the Corporation shall deliver to each such Lender a Note, payable to the order of such Lender, in the principal amount set forth opposite such Lender’s name on Schedule I hereto; and (iii) the Corporation shall deliver to each such Lender such other documents as shall be reasonably requested by them to implement the terms of this Agreement.

(c)

Use of Proceeds. The Corporation agrees to use any and all proceeds from the sale of the Notes for general business purposes, including repayment of Indebtedness, payment of outstanding payables and working capital.

(d)

Replacement of Notes. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction, or mutilation of any Note, the Corporation will issue a new Note of like tenor and amount in lieu of such lost, stolen, destroyed or mutilated Note. For purposes of this subsection, the affidavit of a Director or any other authorized representative of the registered holder setting forth the circumstances with respect to such loss, theft, destruction or mutilation along with the surrender and cancellation (in the case of mutilation) of such Note shall be accepted as satisfactory evidence of such loss, theft, destruction or mutilation.

Section 4: Warrants. In consideration for entering into and performing this Agreement, the Company shall grant to each Lender warrants (the “Warrants”) to purchase shares of the Corporation’s

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Common Stock. Such Warrants shall be in the form attached as Exhibit B. At each Closing, as applicable, each Lender participating in such Closing shall receive a Warrant to purchase such number of shares of Common Stock as set forth opposite such Lender’s name on the attached Schedule I, which is equal to the original principal amount of the Note issued to such Lender multiplied by 20%, divided by $12.00 (the “Exercise Price”), as adjusted to account for certain stock dividends, subdivisions, splits and the like. The warrants shall expire on the earlier to occur of (i) the date which is ten (10) years after the initial Closing and (ii) the consummation of a Qualified Public Offering.

Section 5: Representations and Warranties of the Corporation. The Corporation represents and warrants to the Lenders, as of the date of each Closing (unless otherwise indicated below), as follows:

(a)

Organization, Qualifications and Corporate Power. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly licensed or qualified to transact business as a foreign business entity and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it would result in a material adverse effect to the Corporation. The Corporation has the requisite power and authority (i) to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted and (ii) to execute, deliver and perform this Agreement, the Security Agreement, the Notes and any other documents contemplated hereby (collectively, the “Transaction Documents”).

(b)	Authorization of Agreements, Etc.
(i)

The execution and delivery by the Corporation of the Transaction Documents, the performance by the Corporation of its obligations thereunder and the issuance, sale and delivery of the Notes have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization of the Corporation or the By-laws of the Corporation, as amended, or any provision of any indenture, agreement or other instrument to which the Corporation or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Corporation.

(c)

Validity. This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms. The other Transaction Documents, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Corporation, enforceable in accordance with their respective terms.

(d)

Litigation; Compliance with Law. There is no action, suit, claim, proceeding or investigation pending or, to the best of the Corporation’s knowledge, threatened against or affecting the Corporation or questioning the validity of the Transaction Documents, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or governmental inquiry pending or, to the best of the Corporation’s knowledge, threatened against or affecting the Corporation, nor is the Corporation aware that there is any reasonable basis for any of the foregoing.

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(e)

Taxes. The Corporation has accurately prepared and timely filed all tax returns (or extensions thereof), Federal, state, county and local, required to be filed by it, and the Corporation has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable. The Corporation knows of no additional assessments or adjustments pending or threatened against it for any period or any basis for any such assessment or adjustment.

(f)

Governmental Approvals. Subject to the accuracy of the representations and warranties of the Lenders set forth in Section 6, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Corporation of any of the Transaction Documents and the issuance, sale and delivery of the Notes, other than filings pursuant to Federal and/or state securities laws (all of which filings have been made by the Corporation, other than those which are required to be made after each Closing, as applicable, and which will be duly made on a timely basis).

(g)

No Violation of Charter, By-Laws or Material Contracts. The Corporation is in compliance in all respects with the terms and provisions of this Agreement and of its Certificate of Incorporation, as amended, and By-laws, and in all material respects with the terms and provisions of all mortgages, indentures, leases, agreements and other instruments, if any, by which it is bound or to which it or any of its respective properties or assets are subject. The Corporation is in compliance in all material respects with all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which any of its properties or assets are subject. Neither the execution, issuance and delivery of this Agreement or the Notes, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in or will constitute or result in, with or without the passage of time and giving of notice, a default or violation of any term or provision of any of the foregoing documents, instruments, judgments, agreements, decrees, orders, statutes, rules and regulations.

Section 6: Representations and Warranties of the Lenders. Each Lender severally and not jointly represents and warrants to the Corporation that:

(a)	it has duly authorized, executed and delivered this Agreement and such of the Transaction Documents as require execution by such Lender;
(b)

unless otherwise indicated on Exhibit C hereto, such Lender is an “accredited investor” within the meaning of Rule 501 under the Securities Act, such Lenders was not organized for the specific purpose of acquiring the Notes and Warrants, and one or more of the categories set forth in Exhibit C hereto correctly and in all respects describes such Lender and such Lender has so indicated by signing on the blank line or lines following a category on Exhibit C which so describes it;

(c)

it understands that it must bear the economic risk of its investment for an indefinite period of time because the Notes and Warrants are not, and will not be, registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available;

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(d)

it has sufficient knowledge and experience in investing in companies similar to the Corporation in terms of the Corporation’s stage of development so as to be able to evaluate the risks and merits of its investment in the Corporation and it is able financially to bear the risks thereof;

(e)

it or its counsel has had an opportunity to discuss the Corporation’s business, management and financial affairs with the Corporation’s management, and has requested, received and reviewed such information, undertaken such investigation and made such further inquiries of officers of the Corporation and others as it has deemed appropriate or desirable in connection with the transactions contemplated by this Agreement;

(f)	the Notes and Warrants being issued to it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;
(g)

it hereby acknowledges that the Warrants and any shares of Common Stock issuable upon the exercise therof (unless no longer required in the opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Corporation) shall bear a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

The acquisition by such Lender of a Warrant shall constitute a confirmation by it of the foregoing representations and warranties as if made by such Lender on the date of such acquisition.

Section 7: Conditions to the Issuance of the Notes and Warrants. The obligations of each of the Lenders under this Agreement at each Closing are subject to the Corporation’s satisfaction, on or before such Closing, of conditions (a) through (f) below, and the obligations of the Corporation under this Agreement at the Closing are subject to each of the Lenders’ satisfaction, on or before such Closing, of condition (a) below with respect to the representations and warranties made by such Lender:

(a)

Representations and Warranties to be True and Correct. The representations and warranties of the Corporation and the Lenders contained in Sections 5 and 6, respectively, shall be true, complete and correct on and as of the date of each Closing, with the same effect as though such representations and warranties had been made on and as of such date.

(b)

Performance. The Corporation shall have performed and complied with all agreements contained herein which are required to be performed or complied with by it prior to or at the date of the applicable Closing.

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(d)

All Proceedings to be Satisfactory. All requisite proceedings to be taken by the Corporation in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Lenders and their counsel, and the Lenders and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

(e)

Compliance with Laws; Governmental Consents and Approvals. The issuance of the Notes and/or Warrants to the Lenders shall not be prohibited by any law or governmental order or regulation; and all necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other Person with respect to any of the transactions contemplated under this Agreement or any of the other Transaction Documents shall have been duly obtained or made and shall be in full force and effect.

(f)	Due Diligence. The Lenders and their counsel shall have completed their due diligence investigations of the Corporation to their sole satisfaction.
(g)	Security Agreement. The Corporation and the Lenders shall have executed the Security Agreement.

Section 8: Covenants.

(a)

Prohibition on Additional Indebtedness. The Corporation shall not incur or become liable for any Indebtedness except Indebtedness, (i) in existence as of the date of this Agreement, (ii) consisting of payment obligations of the Corporation for services, royalties, maintenance fees, licensing fees or any other payables incurred by the Corporation in the ordinary course of its business but only to the extent that such items constitute current liabilities, (iii) secured by Permitted Liens, (vi) which is unsecured or which is subordinated to the Corporation’s obligations to the Lenders or (v) consented to in writing in advance by those Lenders holding Notes representing at least a majority in principal amount of all Notes then-outstanding.

(b)

Prohibition on Liens. The Corporation shall not create, permit to be created or suffer to exist any security interest, mortgage, lien or other encumbrance upon any material asset or property of the Corporation, except (i) Permitted Liens or (ii) liens consented to in writing in advance by those Lenders holding Notes representing at least a majority in principal amount of all Notes then-outstanding.

(c)

Preserve Corporate Existence. The Corporation shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership of its properties, except where the failure to remain so qualified would not, either individually or in the aggregate, have a material adverse affect on the Corporation’s business or operations; provided, however, that nothing herein contained shall prevent any merger, consolidation or transfer of assets permitted by this Agreement.

(d)

Taxes. The Corporation will pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties or interest would attach thereto, and

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all lawful claims which, if unpaid, might become a lien upon any property of the Corporation; provided that the Corporation shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Corporation shall have set aside on its books adequate reserves.

Section 9: Survival of Representations, Warranties and Covenants. Unless otherwise stated in this Agreement, the warranties, representations and covenants of the Corporation and Lenders contained in this Agreement shall survive the execution and delivery of this Agreement until the fifth anniversary of this Agreement, or in the case of the Corporation until the Notes and Obligations (as defined in the Security Agreement) have been paid in full and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Lenders or the Corporation.

Section 10: Amendments, Etc. This Agreement and the terms of the Notes may be amended, and any provision thereof waived, as to all Lenders with the written consent of the Corporation and those Lenders holding Notes representing at least a majority in principal amount of all Notes then-outstanding.

Section 11: Choice of Law. It is the intention of the parties that the internal laws, and not the laws of conflicts, of the Commonwealth of Massachusetts shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties pursuant to the relationships among them contemplated herein, whether or not such rights and duties arise directly under this Agreement.

Section 12: Expenses. The Corporation and the Lenders shall bear their own expenses in connection with the transactions contemplated by this Agreement.

Section 13: Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. This Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

Section 14: Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience and reference only and do not constitute a part of this Agreement.

Section 15: Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Section 16: Entire Agreement. This Agreement, the Notes and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

Section 17: Notices. All notices and demands required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by e-mail if sent during normal business hours of the recipient; if not, then on the next business day, but in either case only if a confirmation copy of such notice or demand is concurrently sent or delivered in a manner provided for in subsection (i), or (iii) of this paragraph; or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written

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verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof, the schedules, exhibits or any instrument of accession hereto or at such other address as such party may designate by advance written notice to the other parties hereto.

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IN WITNESS WHEREOF, the undersigned have duly executed this Security and Intercreditor Agreement as of the date first above written.

BORROWER:

ConnectM Technology Service, Inc.

By:	/s/ Bhaskar Panigrahi

Name:	Bhaskar Panigrahi
Title:	CEO

[LENDERS' SIGNATURES FOLLOW]

Security and Intercreditor Agreement

LENDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of a Secured Promissory Note and Warrants to purchase Common Stock of ConnectM Technology Solutions, Inc. (the "Corporation"). This page constitutes the signature page for each of (i) the Credit Agreement (the "Credit Agreement") for the purchase of a Note in the original principal amount set forth below (the "Note") together with a Warrant to purchase shares of the Corporation's Common Stock, $0.0001 par value per share ("Common Stock"), and (ii) the Security and Intercreditor Agreement in which the Corporation shall grant a security interest in certain of the Corporation's business assets to the holders of the Notes issued pursuant to the Credit Agreement (the "Security Agreement"). Upon acceptance below by the Corporation, the undersigned hereby authorizes this signature page to be attached as counterparts to and agrees to be bound by the terms of the aforementioned Credit Agreement and the Security and Intercreditor Agreement.

SriSid LLC		$ 1,000,000
(Print or Type Name of Lender)		Principal Amount of Note Purchased

By:	/s/Sudheer Doupaty	doupatya,gmail.com
E-mail Address
Name:	Sudheer Doupaty

Title:	Manager

304-845-3524
Telephone Number

Lender's Address (Residence):
Preferred Address for receiving communications:
18 Barriongton Drive
Address		18 Barrington Drive
Address
Address
Address
Wheeling, West Virginia-26003
City/State/7JP Code		Wheeling. West Virginia-26003
City/State/ZIP Code

Credit Agreement and Security and Intercreditor Agreement	Lender Signature Page

LENDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of a Secured Promissory Note and Warrants to purchase Common Stock of ConnectM Technology Solutions, Inc. (the "Corporation"). This page constitutes the signature page for each of (i) the Credit Agreement (the "Credit Agreement") for the purchase of a Note in the original principal amount set forth below (the "Note") together with a Warrant to purchase shares of the Corporation's Common Stock, $0.0001 par value per share ("Common Stock"), and (ii) the Security and Intercreditor Agreement in which the Corporation shall grant a security interest in certain of the Corporation's business assets to the holders of the Notes issued pursuant to the Credit Agreement (the "Security Agreement"). Upon acceptance below by the Coiporation, the undersigned hereby authorizes this signature page to be attached as counterparts to and agrees to be bound by the terms of the aforementioned Credit Agreement and the Security and Intercreditor Agreement.

Arumilli LLC		$400,000
(Print or Type Name of Lender)		Principal Amount of Note Purchased

By:	/s/Subba Arumilli	SARUMILLI@HOTMAIL.COM
	(Sign here)	E-mail Address

Name:	Subba Arumilli

Title:	Manager

732-423-1458
Telephone Number

Lender's Address (Residence):		Preferred Address for receiving communications:

11 Schanck Drive		11 Schanck Drive
Address		Address

Credit Agreement and Security and Intercreditor Agreement	Lender Signature Page

SCHEDULE I

to

CREDIT AGREEMENT

Name and Contact Information of Lender	Principal Amount of Note	Shares Issuable upon Exercise of Warrants	Acceptance Date of Subscription
SriSid LLC	$1,000,000.00	16,666
Arumilli LLC	$400,000.00	6,666
Total	$1,400,000.00	23,332

Schedule I to Credit Agreement